 Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
GENCO SHIPPING & TRADING LIMITED
Pursuant to the Offer to Purchase
Dated May 4, 2026 of
4 DRAGON MERGER SUB INC.
a direct wholly-owned subsidiary of
DIANA SHIPPING INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 2, 2026, UNLESS THE OFFER IS EXTENDED.
This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined herein) if the certificates for shares of Common Stock, par value $0.01 per share (the “Common Shares”), of Genco Shipping & Trading Limited, a corporation organized under the laws of the Marshall Islands (“Genco”)(including the associated preferred stock purchase rights (the “Rights”, and together with the Common Shares, the “Shares”) issued pursuant to the Shareholder Rights Agreement, dated October 1, 2025 (as amended by that First Amendment, dated November 10, 2025, and as it may be further amended or supplemented from time to time), by and between Genco and Computershare Inc., as Rights Agent), and, if certificates have been issued in respect of the Rights prior to the Expiration Date, certificates representing the associated Rights, are not immediately available, and any other documents required by the Letter of Transmittal (as defined herein) cannot be delivered to the Computershare Trust Company, N.A. (the “Depositary”), or the procedure for delivery by book-entry transfer cannot be completed on a timely basis, in each case prior to the expiration of the Offer. Such form may be delivered or transmitted by e-mail or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).
The Depositary for the Offer is:
Computershare Trust Company, N.A.
If delivering by express mail, courier, or other expedited service: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021	By mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011

The Information Agent for the Offer is:
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (855) 305-0857
E-mail: info@okapipartners.com
The Dealer Manager for the Offer is:
DNB Carnegie, Inc.
30 Hudson Yards, 81st Floor
New York, NY 10001
(212) 681-3800
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.
Ladies and Gentlemen:
The undersigned hereby tenders to 4 Dragon Merger Sub Inc., a corporation organized under the laws of the Marshall Islands and a direct wholly-owned subsidiary of Diana Shipping Inc., a corporation organized under the laws of the Marshall Islands, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal that accompanies the Offer to Purchase (as it may be amended or supplemented from time to time, the “Letter of Transmittal,” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of Genco, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
Number of Shares Tendered:
Certificate Numbers (if available):
☐ Check here if Shares will be tendered by book-entry transfer.
Name of Tendering Institution:
Account Number:
SIGN HERE
(Signature(s))
(Name(s)) (Please Print)
(Addresses)
(Zip Code)
(Area Code and Telephone Number)

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees: (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act; (ii) that such tender of the Shares complies with Rule 14e-4 under the Exchange Act; and (iii) to deliver to the Depositary the Shares tendered hereby (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depositary Trust Company (“DTC”) in the case of a book-entry delivery), together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within one business day of the date hereof. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.
(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name)
(Area Code and Telephone Number)
Dated:                   , 2026.
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.